                                                                EXHIBIT 10.2

                            AUREAL SEMICONDUCTOR INC.
                              4245 Technology Drive
                            Fremont, California 94538

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT is made as of June 10, 1996, by and among AUREAL SEMICONDUCTOR INC., a Delaware corporation (the "Company"), and the purchasers set forth on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

         WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers desire to purchase shares of the Common Stock of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

         1.       Sale of the Securities.

                  1.1 Sale. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers and the Purchasers will purchase up to an aggregate of 8,888,888 shares of Common Stock (the "Securities") at a price of $1.35 per share, or an aggregate purchase price of $11,999,998.80.

         2.       Closing Dates; Delivery.

                  2.1 Closing Date. The closing of the purchase and sale of the Securities (the "Closing") shall be held at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, California 94301-1825 at 10:00 a.m. on June 10, 1996, or at such other time and place as the Company and a majority in interest of the Purchasers shall agree upon, orally or in writing.

                  2.2 Delivery. Subject to the terms of this Agreement, at the Closing the Company will deliver to the Purchasers the certificates representing the Securities to be purchased by the Purchasers from the Company, against payment of the purchase price therefor by delivery of a check or checks, payable to the order of the Company, or by wire transfer.

         3. Representations and Warranties of the Company. Except as set forth in Exhibit B attached hereto, the Company hereby represents and warrants to the Purchasers as follows:

                  3.1 Organization and Standing; Certificate of Incorporation and Bylaws. The Company is a corporation duly organized, validly existing and in good



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standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is presently qualified, licensed or domesticated as a foreign corporation or partnership in all jurisdictions in which the failure to be so qualified, licensed or domesticated would result in material adverse consequences to the Company or its business. Copies of the Company's Certificate of Incorporation, Bylaws and minutes and consents of its stockholders and Board of Directors will be provided to the Purchasers or their special counsel upon request.

                  3.2 Corporate Power. The Company has now, or will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement and all other agreements contemplated hereby, to sell the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement and all other agreements contemplated hereby. This Agreement and all other agreements contemplated hereby are valid and binding obligations of the Company, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, usury, reorganization, and other laws of general application affecting the enforcement of creditors' rights.

                  3.3 Capitalization. The authorized capital stock of the Company is 100,000,000 shares of Common Stock. The Company has reserved, up to twenty percent (20%) of the then fully diluted Common Stock (including outstanding shares and all options and warrants to purchase Common Stock), for issuance under the Plans (as such term is defined below). As of May 31, 1996, there are issued and outstanding 30,000,000 shares of the Company's Common Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except for (i) 7,500,000 shares of Common Stock which are currently reserved under the Company's 1994 Stock Option Plan and the Company's 1995 Stock Option Plan (collectively, the "Plans") for future issuance to key employees, consultants and members of the Board of Directors of the Company (options for approximately 6,005,162 shares are currently outstanding under the Plan), (ii) options to purchase 2,644,845 shares of the Company's Common Stock which were assumed pursuant to the acquisition of Crystal River Engineering, Inc., (iii) an agreement between the Company and Hambrecht & Quist LLC ("H&Q") to issue to H&Q a warrant to purchase 50,000 shares of the Company's Common Stock, and (iii) a warrant to Financing For Science International to purchase 50,000 shares of the Company's Common Stock, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding between any persons or entities which affects or relates to the voting or giving of written consents with respect to any securities or by any director of the Company.

                  3.4 Line of Credit. The Company has agreed to reduce its line of credit with TCW from $22.0 million to $20.0 million effective upon the closing of this transaction. All net proceeds from this transaction are anticipated to be used to pay



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down the line of credit which will remain available for further reborrowing through its current termination date of March 31, 1998.

                  3.5      Authorization.

                  (a) All corporate, federal and state action on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Securities pursuant hereto and the performance of the Company's obligations hereunder or contemplated hereby has been taken or will be taken prior to the Closing.

                  (b) The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

                  (c) No person has any right of first refusal or any preemptive rights in connection with the issuance of the Securities.

                  3.6 Patents, Trademarks, etc. Except as set forth in Exhibit B, the Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, inventions, processes, formulae and copyrights necessary for the operation of the business of the Company as now conducted and as proposed to be conducted with no infringement of or conflict with the rights of others. Except as contemplated in this Agreement, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any other options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted or that would prevent any such employee from assigning inventions to the Company. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary for the Company to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.



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                  3.7 Compliance with Other Instruments, None Burdensome, etc.
Except as set forth in Exhibit B, the Company is not in violation of any term of its Certificate of Incorporation or Bylaws, nor is the Company in violation in any material respect of any mortgage, indenture, contract, agreement, instrument, judgment or decree, and to the best of the Company's knowledge, the Company is not in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the other agreements contemplated hereby, and the issuance and sale of the Securities pursuant hereto, will not result in (a) any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. In addition, the execution, delivery and performance of and compliance with this Agreement and the other agreements contemplated hereby, and the issuance and sale of the Securities pursuant hereto, will not result in a violation of any law, statute or regulation applicable to the Company.

                  3.8 Employees. Each officer and key employee of the Company has executed an Employee Proprietary and Confidential Information Agreement, the form of which has been provided to the Purchasers or their special counsel. The Company, after reasonable investigation, is not aware that any of its employees are in violation thereof, and the Company will use its best efforts to prevent any such violation.

                  3.9 Litigation, etc. Except as set forth on Exhibit B, there are no actions, proceedings or investigations pending against the Company or its officers, directors, or shareholders, or to the best of the Company's knowledge, against employees or consultants of the Company (or, to the best of the Company's knowledge, any basis therefor or threat thereof): (1) which might result in (a) any material adverse change in the business, prospects, conditions, affairs or operations of the Company, or in any of their properties or assets, or (b) any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or (c) any material liability on the part of the Company; or (2) which questions the validity of this Agreement or any action taken or to be taken in connection herewith. The Company does not currently plan to initiate any litigation.

                  3.10 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with: (a) the valid execution and delivery of this Agreement; or (b) the offer, sale or issuance of the Securities; or (c) the obtaining of the consents, permits and waivers specified in subsection 5.1(c) hereof; or (d) the consummation of any other transaction contemplated hereby; except, if required, filings or qualifications under the Securities Act of 1933, as amended (the "Securities Act") and California Corporate Securities Law of 1968, as amended (the "Law"), which filings or qualifications, if required, will have been timely filed or obtained.



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                  3.11 Offering. In reliance on the representations and
warranties of the Purchasers in Section 4 hereof, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act or the qualification requirements of the Law.

                  3.12 Taxes. The Company has timely filed all tax returns that are required to have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities. The Company has paid or established reserves for all income, franchise and other taxes due as reflected on said returns. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Financial Statements (as defined below).

                  3.13 Registration Rights. Other than as set forth on Exhibit B, the Company is not obligated to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

                  3.14 Disclosure. Neither this Agreement and the exhibits hereto, nor any of the other statements or certificates furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and any amendments to date thereto, the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders, and the Company's first quarter 1996 Report on Form 10-Q, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

         4. Representations, Warranties and Covenants of the Purchasers and Restrictions on Transfer Imposed by the Securities Act of 1933.

                  4.1 Representations, Warranties and Covenants by the Purchasers. Each Purchaser represents, warrants and covenants to the Company as follows:

                           (a)      The Securities to be received by the
Purchaser will be acquired for investment for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and the Law. The Purchaser has the full right, power and authority to enter into and perform this Agreement and all other agreements contemplated hereby, and this Agreement and all other agreements contemplated hereby constitute valid and binding obligations of the Purchaser. The Purchaser acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under the Law or an exemption from such registration and such qualification is available.



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                           (b)      The Purchaser will not sell, negotiate,
pledge or otherwise dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Act) in the United States, its territories and possessions or any area subject to its jurisdiction, or to any person who is a national or resident of the United States (including any estate of such person or any corporation, partnership or other entity created or organized therein) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that such disposition will not require registration under the Securities Act.

                           (c)      The Purchaser has such knowledge and
experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Securities. The Purchaser has the ability to bear the economic risks of the Purchaser's prospective investment. The Purchaser has been furnished with and has had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied. The Purchaser has had all questions which have been asked by the Purchaser satisfactorily answered by the Company. The Purchaser has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

                  4.2 Legends. Each certificate representing the Securities may be endorsed with the following legends:

                           (a)      THE SECURITIES EVIDENCED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                           (b)      THE HOLDER WILL NOT SELL, HYPOTHECATE,
PLEDGE, OR OTHERWISE DISPOSE OF ANY INTEREST IN THE SHARES IN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS OR ANY AREA SUBJECT TO ITS JURISDICTION, OR TO ANY PERSON WHO IS A NATIONAL OR RESIDENT OF THE UNITED STATES (INCLUDING ANY ESTATE OF SUCH



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PERSON OR ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED
THEREIN) UNLESS SUCH SHARES HAVE BEEN EITHER REGISTERED UNDER THE SECURITIES ACT OR ARE EXEMPT, IN THE OPINION OF THE COMPANY'S COUNSEL, FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                           (c)      Any other legends required by the Law.

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

                  4.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 4.2(a) and 4.2(b) and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, the holder provides the Company with an opinion of counsel for such holder of the Securities, reasonably satisfactory to the Company, to the effect that (i) such holder meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of such Securities may be made without registration.

                  4.4 Rule 144. The Purchaser is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability, under certain conditions, of certain current public information about the issuer and the resale occurring not less than two years after the party has purchased and paid for the securities to be sold. The Company covenants that (i) the Company will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and (ii) at all such times as Rule 144 is available for use by the Purchaser, the Company will furnish the Purchaser upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

         5.       Conditions to Closing.

                  5.1 Conditions to the Purchasers' Obligations. The obligation of the Purchasers to purchase the Securities at the Closing is subject to the fulfillment to their satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in accordance with the provisions of subsection 7.1 hereof:

                           (a)      Representations and Warranties Correct;
Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all



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material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                           (b)      Opinion of Company's Counsel.  Gray Cary
Ware & Freidenrich, A Professional Corporation, counsel to the Company, shall have delivered an opinion addressed to the Purchasers, dated the Closing Date, substantially in the form as that attached hereto as Exhibit D.

                           (c)      Consents and Waivers.  The Company shall
have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                           (d)      Legal Investment.  At the time of the
Closing, the purchase of the Securities hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                           (e)      Execution of Amendment to Rights Agreement.
The Company and the Purchasers shall have executed an Amendment to the Registration Rights Agreement dated December 30, 1994, in the form attached hereto as Exhibit C.

                           (f)      Compliance Certificate.  The Company shall
have delivered a Certificate, executed by the President and the Chief Financial Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (c), (d) and (e) of this Section 5.1.

                  5.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company in accordance with the provisions of subsection 7.1 hereof:

                           (a)      Representations and Warranties Correct.  The
representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

                           (b)      Consents and Waivers.  Each of the
Purchasers shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                           (c)      Satisfaction of Conditions.  The conditions
set forth in subsections (c), (d) and (e) of Section 5.1 shall have been fulfilled.

         6. Use of Proceeds. The Company shall use the proceeds from this financing to temporarily paydown its line of credit with TCW. $20 million will remain available to the Company under its line of credit with TCW through March 31, 1998.

         7. Miscellaneous.

                  7.1 Waivers and Amendments. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

                  7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

                  7.3 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchasers. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

                  7.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

                  7.5 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto.

                  7.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or mailed by first class mail, postage prepaid, or via facsimile or TWX/Telex, addressed (a) if to the Purchasers at the address set forth on Exhibit A to this Agreement, or at such other address as the Purchasers shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchasers in writing, with a copy of any said notice to be sent to Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California 94301-1825, Attention: James M. Koshland, Esq. Notices that are mailed shall be deemed received ten (10) days after deposit in the mail. In the event that the notice is sent by facsimile or TWX/Telex, notice shall be deemed to have been received when sent and confirmed as to receipt.



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



                  7.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  7.8 Expenses. The Company and the Purchasers shall each bear their own expenses and legal fees in connection with this Agreement and the transactions contemplated hereby.

                  7.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  7.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to the Purchasers shall impair any such right, power or remedy of the Company or the Purchasers, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or the Purchasers, shall be cumulative and not alternative.

                                                     AUREAL SEMICONDUCTOR INC.

                                                     By /s/
                                                       ----------------------


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



                          COUNTERPART SIGNATURE PAGE TO
                         COMMON STOCK PURCHASE AGREEMENT
                           DATED AS OF JUNE 10, 1996

"PURCHASER"

If you are an individual,                           Name (Please Print)
please sign and print your name
to the right
                                                    ----------------------------
                                                    /s/
                                                    ----------------------------
                                                    Signature

If you are signing on behalf of                     Name of Organization
an entity, please print the legal
name of the entity and sign to the
right, indicating your title
                                                    ----------------------------


                                                    Name (Please Print)

                                                    ----------------------------
                                                    Title:
                                                           ---------------------


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



                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

Name and Address                            Shares                     Purchase Price
- ----------------                            ------                     --------------

IT Asset Management
Attn: Muriel Faure
14 Rue de Berri
75008 Paris France

         IT Technology Investment             185,185                  $  249,999.75

Cerberus Partners, L.P.
Attn: Jonathen Gallen
950 Third Avenue, 20th Floor
New York, NY 10022

         Cerberus Partners, L.P.              165,000                  $  222,750.00
         Pequod Investments, L.P.              40,000                  $   54,000.00
         Cerberus International, Ltd.          40,000                  $   54,000.00
         Ultra Cerberus, Ltd.                   5,000                  $    6,750.00

DDJ Capital Management, LLC
Attn: Dan Harmetz
141 Linden Street, Suite S-4
Wellesley, MA 02181

         The Copernicus Fund, L.P.            666,667                  $  900,000.45
         The Galileo Fund, L.P.             1,333,333                  $1,799,999.55

Appaloosa Management, L.P.
Attn: Jim Bolin
51 John F. Kennedy Parkway
Short Hills, NJ 07078

         Appaloosa I L.P.                   1,225,000                  $1,653,750.00
         Chestnut Investors III Inc.          280,000                  $  378,000.00
         Palomino Fund Ltd.                    43,750                  $   59,062.50
         Pinto Investment LLC                 201,250                  $  271,687.50

Heinz H. Steinman                             185,185                  $  249,999.75
5797 Cedar Street
Wrightwood, CA 92397

Leslie Alexander                            1,000,000                  $1,350,000.00
1200 North Federal Highway
Suite 307
Boca Raton, FL 33143



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




Name and Address                               Shares                   Purchase Price
- ----------------                               ------                   --------------

Seneca Capital
Attn: Stephen Hays
575 Lexington Avenue, 7th Floor
New York, NY 10022

         Seneca Capital L.P.                   169,400                 $    228,690.00
         DFG Corporation                        23,500                 $     31,725.00
         ZPG Securities, LLC                    31,500                 $     42,525.00
         Palamundo LDC
           Camen Islands                        13,700                 $     18,495.00
         Seneca Capital
           International LTD                    31,900                 $     43,065.00


TCW Special Credits,
as agent and on behalf of certain
funds and accounts set forth below:
Attn: Richard Masson
c/o Oaktree Capital Management
550 S. Hope Street, 22nd Floor
Los Angeles, CA 90071

         TCW Special Credits Trust             350,300                 $    472,905.00
         TCW Special Credits Fund 3b           684,000                 $    923,400.00
         TCW Special Credits Trust 3b          533,800                 $    720,630.00
         Delaware State Employees              100,085                 $    135,114.75
           Pension Trust

         Weyerhaeuser Company                1,580,333                 $  2,133,449.55
           Master Pension Trust

                                            ----------                 ---------------
         Totals                              8,888,888                 $ 11,999,998.80



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                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

                            AUREAL SEMICONDUCTOR INC.

         Pursuant to Section 3 of the Common Stock Purchase Agreement dated June 10, 1996 (the "Agreement"), by and among Aureal Semiconductor Inc., a Delaware corporation (the "Company"), and the Purchasers set forth on Exhibit A thereto, Company hereby delivers this Schedule of Exceptions to the Company's representations and warranties given in the Agreement. The section numbers in this schedule correspond to the section numbers in the Agreement. Any information disclosed herein under any section, however, shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate. Capitalized terms used in this schedule unless otherwise specified have the same meanings given them in the Agreement.

         Section 3.3. On May 7, 1996, the Company entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Aureal Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company ("Sub") and Crystal River Engineering, Inc., a California corporation ("CRE") pursuant to which Sub was merged with and into CRE (the "Merger"). As provided by the Reorganization Agreement, the Company paid $8.30 for each outstanding share of CRE and assumed all of the outstanding options to acquire CRE securities. The Merger closed on May 29, 1996, at which time the Company assumed options to acquire, in the aggregate, 2,644,845 shares of the Company's common stock.

         Section 3.6. As described in its 1995 Form 10-K, on August 23, 1995, the Company announced it had been named as a defendant in a lawsuit brought by Creative Technology Ltd. ("Creative"). In its lawsuit, Creative claims the Company breached a 1992 agreement between the companies settling previous litigation. The suit seeks any revenues realized by the Company from the sale of certain products.

         As described in the Company's 1995 Form 10-K, Yamaha has aggressively brought patent infringement actions against other companies which have developed certain replacement FM synthesis chips. There can be no assurance that Yamaha will not pursue the Company under similar theories.

         The Company has sold its Media Vision retail trade names to a third party.

         The Company is in default of its agreement dated December 23, 1994, with AT&T, its long distance carrier. The Company is attempting to renegotiate the terms of its agreement with AT&T. The Company is also in default of the terms of its Replication and Bundling Agreement with Compton's NewMedia. The Company



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believes it has recorded adequate reserves for any potential liability it may have under the AT&T and Compton's agreements in its 1995 financial statements.

         Section 3.9. See Section 3.6.

         Section 3.13. The Company has entered into a Registration Rights Agreement dated December 30, 1994 (the "Rights Agreement"), with TCW Special Credits, as agent and nominee for the entities set forth on Schedule I to such agreement. The Rights Agreement was amended on February 21, 1996 (the "Amendment Number 1"), to grant equal registration rights to the purchasers of the Company's common stock set forth on Exhibit A to the Common Stock Purchase Agreement dated February 21, 1996 by and among the Company and such purchasers (the "Purchasers"), and those holders of warrants to purchase shares of the Company's common stock set forth in Schedule A on the Amendment Number 1.



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                                    EXHIBIT C

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT



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                                    EXHIBIT D

                              FORM OF LEGAL OPINION



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